Bank of Hawaii Corporation Second Quarter 2014 Financial Results

•Diluted Earnings Per Share $0.94
•Net Income $41.5 Million
•Board of Directors Increases Repurchase Authorization by $100.0 Million
•Board of Directors Declares Dividend of $0.45 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (July 28, 2014) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.94 for the second quarter of 2014, up from $0.87 in the previous quarter and $0.85 in the same quarter last year. Net income for the second quarter of 2014 was $41.5 million, an increase of $2.9 million or 7.5 percent compared with net income of $38.6 million in the first quarter of 2014, and up $3.7 million or 9.9 percent from net income of $37.8 million in the second quarter of 2013.

Loan and lease balances increased to $6.4 billion at June 30, 2014, up 3.5 percent from March 31, 2014 and 9.7 percent compared with June 30, 2013. Deposit growth remained strong during the quarter, as balances increased to $12.7 billion at June 30, 2014, up 5.2 percent from March 31, 2014 and 10.7 percent from June 30, 2013.

“Bank of Hawaii Corporation continued to perform well during the second quarter of 2014,” said Peter Ho, Chairman, President, and CEO.  “Loan balances grew and we continue to increase customer deposits.  Our margin was relatively stable at 2.86 percent, asset quality continued its strong trend, and expenses remain well controlled.”

The return on average assets for the second quarter of 2014 was 1.17 percent, up from 1.12 percent in the previous quarter and during the same quarter last year. The return on average equity for the second quarter of 2014 was 15.87 percent, an increase from 15.15 percent for the first quarter of 2014 and 14.64 percent in the second quarter of 2013.

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Bank of Hawaii Corporation Second Quarter 2014 Financial Results     Page 2

For the six-month period ended June 30, 2014, net income was $80.1 million, an increase from net income of $73.7 million during the same period last year. Diluted earnings per share were $1.81 for the first half of 2014, up from diluted earnings per share of $1.65 for the first half of 2013. The year-to-date return on average assets for the six-month period ended June 30, 2014 was 1.14 percent, up from 1.10 percent for the same six months in 2013. The year-to-date return on average equity was 15.51 percent, up from 14.37 percent for the six months ended June 30, 2013.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the second quarter of 2014 was $97.3 million, up $1.2 million from net interest income of $96.1 million in the first quarter of 2014 and up $7.5 million from net interest income of $89.8 million in the second quarter of 2013. Net interest income for the first half of 2014 was $193.3 million, an increase of $12.5 million compared with net interest income of $180.8 million for the first half of 2013. Analyses of the changes in net interest income are included in Tables 8a, 8b, and 8c.

The net interest margin was 2.86 percent for the second quarter of 2014, down 1 basis point from the net interest margin of 2.87 percent in the first quarter of 2014 and a 9 basis point increase from the net interest margin of 2.77 percent in the second quarter of 2013. The net interest margin for the first six months of 2014 was 2.87 percent compared with 2.80 percent for the same six-month period last year.

Due to strong credit recoveries during the quarter and continued stability of asset quality, we recorded a negative provision for credit losses of $2.2 million during the second quarter of 2014. The Company did not record a provision for credit losses during the first quarter of 2014 or the first or second quarters of 2013.

Noninterest income was $44.5 million in the second quarter of 2014, a decrease of $0.3 million compared with noninterest income of $44.8 million in the first quarter of 2014, and a decrease of $3.6 million compared with noninterest income of $48.0 million in the second quarter of 2013. Noninterest income in the second quarter of 2014 included a gain of $2.0 million resulting from the sale of 23,500 Visa Class B shares (9,884 Class A equivalents). The Company also contributed 5,700 Visa Class B shares to the Bank of Hawaii Foundation. Noninterest income in the first quarter of 2014 included a gain of $2.0 million resulting from the sale of 22,000 Visa Class B shares (9,253 Class A equivalents). The contributions had no impact on noninterest expense; however, the contributions did favorably impact the effective tax rate for the first and second quarters of 2014. As of June 30, 2014, the Company has 452,914 Visa Class B shares remaining (190,496 Class A equivalents). Mortgage banking revenue was $1.8 million in the second quarter of 2014 compared with $2.0 million in the previous quarter and $5.8 million in the same quarter last year. Noninterest income for the first half of 2014 was $89.2 million, a decrease of $6.6 million compared with noninterest income of $95.8 million for the first half of 2013. The decrease was primarily due to a reduction of $8.4 million in mortgage banking income which was partially offset by gains of $4.0 million on the sale of 45,500 Visa Class B shares.

Noninterest expense was $81.1 million in the second quarter of 2014, down $2.5 million compared with $83.5 million in the first quarter of 2014, and down $0.1 million compared with $81.2 million in the second quarter last year. First quarter expenses include seasonal payroll-related expenses resulting from annual payments from the Company’s incentive compensation plans and higher payroll taxes. An analysis of noninterest expenses related to salaries and benefits is included in Table 9. Noninterest expense for the first half of 2014 was $164.6 million, a decrease of $1.0 million compared with noninterest expense of $165.6 million for the first half of 2013.

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Bank of Hawaii Corporation Second Quarter 2014 Financial Results     Page 3

The efficiency ratio for the second quarter of 2014 was 58.38 percent, an improvement from 60.54 percent in the previous quarter and 59.96 percent in the same quarter last year. The efficiency ratio for the first half of 2014 was 59.46 percent down from 60.93 percent in the same period last year.

The effective tax rate for the second quarter of 2014 was 30.86 percent compared with 29.13 percent in the previous quarter and 30.33 percent during the same quarter last year. The lower effective tax rate in the first quarter of 2014 was primarily due to a $1.2 million credit for the release of reserves due to a settlement with the State of Hawaii related to prior year tax issues.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s overall asset quality remained strong during the second quarter of 2014. Total non-performing assets were $34.4 million at June 30, 2014, down from $37.0 million at March 31, 2014, and down from $36.4 million at June 30, 2013. Non-performing assets remain above historical levels due to the lengthy judicial foreclosure process for residential mortgage loans. As a percentage of total loans and leases and foreclosed real estate, non-performing assets were 0.53 percent at June 30, 2014, down from 0.60 percent at March 31, 2014 and down from 0.62 percent at June 30, 2013.
Accruing loans and leases past due 90 days or more were $9.7 million at June 30, 2014, down slightly from March 31, 2014 and down from $10.6 million at June 30, 2013. Restructured loans and leases not included in non-accrual loans or accruing loans past due 90 days or more were $43.6 million at June 30, 2014 and primarily comprised of residential mortgage loans with lowered monthly payments to accommodate our borrowers’ financial needs for a period of time. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.
The Company recorded a net recovery of loans and leases previously charged off of $1.9 million during the second quarter of 2014. Loan and lease charge-offs of $4.0 million during the quarter were more than offset by recoveries of $5.9 million. Net charge-offs during the first quarter of 2014 were $1.3 million, or 0.09 percent annualized of total average loans and leases outstanding, and were comprised of $4.0 million in charge-offs partially offset by recoveries of $2.7 million. Net charge-offs in the second quarter of 2013 were $2.3 million or 0.16 percent annualized of total average loans and leases outstanding, and were comprised of $4.7 million in charge-offs partially offset by recoveries of $2.4 million. Net recoveries in the first half of 2014 were $0.6 million compared with net charge-offs of $4.3 million, or 0.15 percent annualized of total average loans and leases outstanding for the first half of 2013.

The allowance for loan and lease losses was reduced to $113.8 million at June 30, 2014. The ratio of the allowance for loan and lease losses to total loans and leases was 1.77 percent at June 30, 2014, a decrease of 7 basis points from the previous quarter and commensurate with improvements in credit quality and the Hawaii economy. The reserve for unfunded commitments at June 30, 2013 was relatively unchanged at $5.9 million. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

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Bank of Hawaii Corporation Second Quarter 2014 Financial Results     Page 4

Other Financial Highlights

Total assets were $14.84 billion at June 30, 2014, up from total assets of $14.26 billion at March 31, 2014 and $13.73 billion at June 30, 2013. Average total assets were $14.25 billion during the second quarter of 2014, up from $14.03 billion during the previous quarter and $13.57 billion during the same quarter last year.

The investment securities portfolio was $6.91 billion at June 30, 2014, down from $6.97 billion at March 31, 2014, and up from $6.84 billion at June 30, 2013. The portfolio remains largely comprised of securities issued by U. S. government agencies and included $4.70 billion in securities held to maturity and $2.21 billion in securities available for sale at June 30, 2014.

Total loans and leases increased to $6.43 billion at June 30, 2014, up from $6.21 billion at March 31, 2014 and $5.86 billion at June 30, 2013. Average total loans and leases were $6.27 billion during the second quarter of 2014, up from $6.10 billion during the first quarter of 2014 and $5.78 billion during the same quarter last year. Commercial loan growth was strong across all major categories during the second quarter of 2014. The total commercial loan portfolio was $2.69 billion at the end of the quarter, up from commercial loans of $2.57 billion at the end of the previous quarter and up from $2.40 billion at the end of the same quarter last year. Total consumer loans increased to $3.73 billion at the end of the second quarter of 2014, up from $3.64 billion at the end of the first quarter of 2014, and up from consumer loans of $3.46 billion at the end of the second quarter of 2013 in all loan categories. Loan and lease portfolio balances, including the higher risk loans and leases outstanding, are summarized in Table 10.

Total deposits were $12.67 billion at June 30, 2014, up from $12.04 billion at March 31, 2014 and $11.45 billion at June 30, 2013. The increase from the previous quarter was largely due to strong growth in short-term public and commercial deposits. Average total deposits were $12.03 billion in the second quarter of 2014, up from $11.81 billion during the previous quarter and $11.24 billion during the same quarter last year.

During the second quarter of 2014, the Company repurchased 220.3 thousand shares of common stock at a total cost of $12.49 million under its share repurchase program. The average cost was $56.70 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through June 30, 2014, the Company has repurchased 51.4 million shares and returned $1.89 billion to shareholders at an average cost of $36.72 per share.

The Company’s Board of Directors increased the authorization under the share repurchase program by an additional $100.0 million. This authorization, combined with previously announced authorizations of $1.90 billion, brings the total repurchase authority to $2.0 billion. From July 1 through July 25, 2014, the Company repurchased an additional 43.0 thousand shares of common stock at an average cost of $57.45per share. Remaining buyback authority under the share repurchase program was $106.5 million at July 25, 2014.

Total shareholders’ equity was $1.05 billion at June 30, 2014, compared with $1.03 billion at March 31, 2014, and $1.0 billion at June 30, 2013. The ratio of tangible common equity to risk-weighted assets was 15.54 percent at the end of the second quarter of 2014, compared with 15.69 percent at the end of the first quarter of 2014 and 15.87 percent at the end of the same quarter last year. The Tier 1 leverage ratio at June 30, 2014 was 7.20 percent, down from 7.22 percent at March 31, 2014 and 7.29 percent at June 30, 2013.

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Bank of Hawaii Corporation Second Quarter 2014 Financial Results     Page 5

The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares. The dividend will be payable on September 15, 2014 to shareholders of record at the close of business on August 29, 2014.

Hawaii Economy

General economic conditions in Hawaii continued to remain positive during the second quarter of 2014 due to an expanding construction industry, stable tourism, low unemployment, and a strong real estate market.  For the first five months of 2014, total visitor spending increased 3.0 percent although total arrivals declined 0.5 percent compared to the same period in 2013. The statewide seasonally-adjusted unemployment rate was at 4.4 percent in June 2014 compared to 6.1 percent nationally. For the first six months of 2014, the volume of single-family home sales on Oahu increased 1.6 percent compared with the same period in 2013. The volume of condominium sales on Oahu increased 1.3 percent compared with the same period in 2013. The median price of single-family home sales and condominiums on Oahu was 7.1 percent higher for the first six months of 2014 compared to the same period in 2013. As of June 30, 2014, months of inventory of single-family homes and condominiums on Oahu remained low at approximately 2.8 months and 3.3 months, respectively. More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its second quarter 2014 financial results today at 6:00 p.m. Eastern Time (12:00 p.m. Hawaii Time). The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com. Conference call participants located in the United States or Canada should dial 1 (800) 708-4540. Other international conference call participants should dial 1 (847) 619-6397. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning on Monday, July 28, 2014 by dialing 1 (888) 843-7419 in the United States or Canada and 1 (630) 652-3042 from other international locations. Enter the pass code number 37638750# when prompted. A replay of the conference call will also be available via the Investor Relations link on the Company’s website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers, and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1a
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2014	2014	2013	2014	2013
For the Period:
Operating Results
Net Interest Income	$94,412	$93,233	$87,340	$187,645	$175,900
Provision for Credit Losses	(2,199)	—	—	(2,199)	—
Total Noninterest Income	44,481	44,768	48,041	89,249	95,819
Total Noninterest Expense	81,082	83,547	81,181	164,629	165,568
Net Income	41,490	38,592	37,763	80,082	73,743
Basic Earnings Per Share	0.94	0.87	0.85	1.81	1.66
Diluted Earnings Per Share	0.94	0.87	0.85	1.81	1.65
Dividends Declared Per Share	0.45	0.45	0.45	0.90	0.90

Performance Ratios
Return on Average Assets	1.17%	1.12%	1.12%	1.14%	1.10%
Return on Average Shareholders' Equity	15.87	15.15	14.64	15.51	14.37
Efficiency Ratio [1]	58.38	60.54	59.96	59.46	60.93
Net Interest Margin [2]	2.86	2.87	2.77	2.87	2.80
Dividend Payout Ratio [3]	47.87	51.72	52.94	49.72	54.22
Average Shareholders' Equity to Average Assets	7.36	7.36	7.62	7.36	7.63

Average Balances
Average Loans and Leases	$6,274,595	$6,104,041	$5,781,898	$6,189,789	$5,792,641
Average Assets	14,253,384	14,033,949	13,572,329	14,144,273	13,564,885
Average Deposits	12,030,010	11,814,548	11,244,600	11,922,874	11,265,924
Average Shareholders' Equity	1,048,429	1,033,413	1,034,366	1,040,962	1,034,603

Per Share of Common Stock
Book Value	$23.72	$23.14	$22.09	$23.72	$22.09
Tangible Book Value	23.01	22.43	21.39	23.01	21.39
Market Value
Closing	58.69	60.61	50.32	58.69	50.32
High	61.73	61.36	52.17	61.73	52.17
Low	53.45	54.16	46.04	53.45	44.88

		June 30,	March 31,	December 31,	June 30,
		2014	2014	2013	2013
As of Period End:
Balance Sheet Totals
Loans and Leases		$6,426,353	$6,209,857	$6,095,387	$5,859,152
Total Assets		14,844,505	14,263,118	14,084,280	13,733,418
Total Deposits		12,670,034	12,044,473	11,914,656	11,449,198
Long-Term Debt		173,671	174,695	174,706	174,727
Total Shareholders' Equity		1,050,801	1,028,904	1,011,976	986,368

Asset Quality
Allowance for Loan and Lease Losses		$113,838	$114,126	$115,454	$124,575
Non-Performing Assets		34,389	37,048	39,650	36,431

Financial Ratios
Allowance to Loans and Leases Outstanding		1.77%	1.84%	1.89%	2.13%
Tier 1 Capital Ratio [4]		15.66	15.96	16.05	16.40
Total Capital Ratio [4]		16.91	17.22	17.31	17.66
Tier 1 Leverage Ratio [4]		7.20	7.22	7.24	7.29
Total Shareholders' Equity to Total Assets		7.08	7.21	7.19	7.18
Tangible Common Equity to Tangible Assets [5]		6.88	7.01	6.98	6.97
Tangible Common Equity to Risk-Weighted Assets [4,5]		15.54	15.69	15.67	15.87

Non-Financial Data
Full-Time Equivalent Employees		2,194	2,181	2,196	2,227
Branches		74	74	74	75
ATMs		457	458	466	486

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Financial ratios for prior periods were revised to conform to the current period calculation.
[5] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 1b “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures					Table 1b
		June 30,	March 31,	December 31,	June 30,
(dollars in thousands)		2014	2014	2013	2013

Total Shareholders' Equity		$1,050,801	$1,028,904	$1,011,976	$986,368
Less:	Goodwill	31,517	31,517	31,517	31,517
	Intangible Assets	—	—	—	8
Tangible Common Equity		$1,019,284	$997,387	$980,459	$954,843

Total Assets		$14,844,505	$14,263,118	$14,084,280	$13,733,418
Less:	Goodwill	31,517	31,517	31,517	31,517
	Intangible Assets	—	—	—	8
Tangible Assets		$14,812,988	$14,231,601	$14,052,763	$13,701,893

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements [1]	$6,559,897	$6,357,428	$6,258,178	$6,015,261

Total Shareholders' Equity to Total Assets		7.08%	7.21%	7.19%	7.18%
Tangible Common Equity to Tangible Assets (Non-GAAP)		6.88%	7.01%	6.98%	6.97%

Tier 1 Capital Ratio [1]		15.66%	15.96%	16.05%	16.40%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]		15.54%	15.69%	15.67%	15.87%

[1] Risk-weighted assets and financial ratios for prior periods were revised to conform to the current period calculation.

Bank of Hawaii Corporation and Subsidiaries
Net Significant Items					Table 2
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2014	2014	2013	2014	2013
Investment Securities Gains, Net	$2,079	$2,160	$—	$4,239	$—
Decrease in Allowance for Loan and Lease Losses	288	1,328	2,303	1,616	4,282
Separation Expense	(87)	(549)	(864)	(636)	(2,339)
Operating Losses	—	(730)	—	(730)	—
Significant Items Before the Provision (Benefit) for Income Taxes	2,280	2,209	1,439	4,489	1,943
Release of Tax Reserve	—	(1,249)	(1,090)	(1,249)	(1,090)
Income Tax Impact	894	866	504	1,760	680
Net Significant Items	$1,386	$2,592	$2,025	$3,978	$2,353

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2014	2014	2013	2014	2013
Interest Income
Interest and Fees on Loans and Leases	$65,818	$63,526	$62,729	$129,344	$125,549
Income on Investment Securities
Available-for-Sale	10,697	10,760	15,073	21,457	30,924
Held-to-Maturity	26,938	27,889	19,189	54,827	39,043
Deposits	1	3	1	4	4
Funds Sold	168	137	74	305	133
Other	302	302	285	604	569
Total Interest Income	103,924	102,617	97,351	206,541	196,222
Interest Expense
Deposits	2,393	2,358	2,579	4,751	5,225
Securities Sold Under Agreements to Repurchase	6,465	6,397	6,751	12,862	13,756
Funds Purchased	4	3	10	7	32
Long-Term Debt	650	626	671	1,276	1,309
Total Interest Expense	9,512	9,384	10,011	18,896	20,322
Net Interest Income	94,412	93,233	87,340	187,645	175,900
Provision for Credit Losses	(2,199)	—	—	(2,199)	—
Net Interest Income After Provision for Credit Losses	96,611	93,233	87,340	189,844	175,900
Noninterest Income
Trust and Asset Management	12,005	11,852	12,089	23,857	23,975
Mortgage Banking	1,804	2,005	5,820	3,809	12,231
Service Charges on Deposit Accounts	8,638	8,878	9,112	17,516	18,413
Fees, Exchange, and Other Service Charges	13,370	12,939	13,133	26,309	25,067
Investment Securities Gains, Net	2,079	2,160	—	4,239	—
Insurance	1,930	2,123	2,393	4,053	4,718
Bank-Owned Life Insurance	1,519	1,602	1,335	3,121	2,632
Other	3,136	3,209	4,159	6,345	8,783
Total Noninterest Income	44,481	44,768	48,041	89,249	95,819
Noninterest Expense
Salaries and Benefits	45,081	46,897	45,341	91,978	94,016
Net Occupancy	9,254	9,417	9,661	18,671	19,296
Net Equipment	4,669	4,603	4,380	9,272	8,957
Data Processing	3,842	3,649	3,050	7,491	6,316
Professional Fees	2,613	2,260	2,391	4,873	4,617
FDIC Insurance	2,055	2,076	1,949	4,131	3,898
Other	13,568	14,645	14,409	28,213	28,468
Total Noninterest Expense	81,082	83,547	81,181	164,629	165,568
Income Before Provision for Income Taxes	60,010	54,454	54,200	114,464	106,151
Provision for Income Taxes	18,520	15,862	16,437	34,382	32,408
Net Income	$41,490	$38,592	$37,763	$80,082	$73,743
Basic Earnings Per Share	$0.94	$0.87	$0.85	$1.81	$1.66
Diluted Earnings Per Share	$0.94	$0.87	$0.85	$1.81	$1.65
Dividends Declared Per Share	$0.45	$0.45	$0.45	$0.90	$0.90
Basic Weighted Average Shares	44,053,899	44,193,267	44,493,069	44,123,030	44,518,629
Diluted Weighted Average Shares	44,246,431	44,420,349	44,608,497	44,332,838	44,644,348

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)					Table 4
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2014	2014	2013	2014	2013
Net Income	$41,490	$38,592	$37,763	$80,082	$73,743
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	8,617	6,271	(46,572)	14,888	(56,213)
Defined Benefit Plans	156	156	201	312	279
Total Other Comprehensive Income (Loss)	8,773	6,427	(46,371)	15,200	(55,934)

Comprehensive Income (Loss)	$50,263	$45,019	$(8,608)	$95,282	$17,809

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition				Table 5
	June 30,	March 31,	December 31,	June 30,
(dollars in thousands)	2014	2014	2013	2013
Assets
Interest-Bearing Deposits	$4,552	$4,085	$3,617	$4,635
Funds Sold	796,275	382,154	271,414	329,922
Investment Securities
Available-for-Sale	2,209,763	2,188,064	2,243,697	2,815,408
Held-to-Maturity (Fair Value of $4,743,012; $4,774,032; $4,697,587; and $4,036,197)	4,704,551	4,777,494	4,744,519	4,027,829
Loans Held for Sale	3,678	2,437	6,435	25,880
Loans and Leases	6,426,353	6,209,857	6,095,387	5,859,152
Allowance for Loan and Lease Losses	(113,838)	(114,126)	(115,454)	(124,575)
Net Loans and Leases	6,312,515	6,095,731	5,979,933	5,734,577
Total Earning Assets	14,031,334	13,449,965	13,249,615	12,938,251
Cash and Noninterest-Bearing Deposits	141,950	159,079	188,715	136,386
Premises and Equipment	108,116	107,323	108,636	105,752
Accrued Interest Receivable	44,311	46,431	43,930	43,375
Foreclosed Real Estate	3,944	3,450	3,205	3,256
Mortgage Servicing Rights	26,397	27,378	28,123	27,631
Goodwill	31,517	31,517	31,517	31,517
Other Assets	456,936	437,975	430,539	447,250
Total Assets	$14,844,505	$14,263,118	$14,084,280	$13,733,418

Liabilities
Deposits
Noninterest-Bearing Demand	$4,070,334	$3,679,410	$3,681,128	$3,396,835
Interest-Bearing Demand	2,566,240	2,378,414	2,355,608	2,269,196
Savings	4,525,593	4,515,026	4,560,150	4,433,042
Time	1,507,867	1,471,623	1,317,770	1,350,125
Total Deposits	12,670,034	12,044,473	11,914,656	11,449,198
Funds Purchased	8,467	9,982	9,982	9,983
Short-Term Borrowings	—	375	—	—
Securities Sold Under Agreements to Repurchase	745,626	797,213	770,049	866,237
Long-Term Debt	173,671	174,695	174,706	174,727
Retirement Benefits Payable	35,017	35,111	34,965	47,318
Accrued Interest Payable	5,099	5,743	4,871	4,399
Taxes Payable and Deferred Taxes	42,131	45,811	34,907	48,947
Other Liabilities	113,659	120,811	128,168	146,241
Total Liabilities	13,793,704	13,234,214	13,072,304	12,747,050
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: June 30, 2014 - 57,631,552 / 44,297,228;
March 31, 2014 - 57,620,212 / 44,467,593; December 31, 2013 - 57,480,846 / 44,490,385;
and June 30, 2013 - 57,488,745 / 44,644,596)	573	573	572	572
Capital Surplus	527,284	524,912	522,505	518,804
Accumulated Other Comprehensive Loss	(16,623)	(25,396)	(31,823)	(26,726)
Retained Earnings	1,191,512	1,170,068	1,151,754	1,115,594
Treasury Stock, at Cost (Shares: June 30, 2014 - 13,334,324; March 31, 2014 - 13,152,619;
December 31, 2013 - 12,990,461; and June 30, 2013 - 12,844,149)	(651,945)	(641,253)	(631,032)	(621,876)
Total Shareholders' Equity	1,050,801	1,028,904	1,011,976	986,368
Total Liabilities and Shareholders' Equity	$14,844,505	$14,263,118	$14,084,280	$13,733,418

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2013	44,490,385	$572	$522,505	$(31,823)	$1,151,754	$(631,032)	$1,011,976
Net Income	—	—	—	—	80,082	—	80,082
Other Comprehensive Income	—	—	—	15,200	—	—	15,200
Share-Based Compensation	—	—	3,820	—	—	—	3,820
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	274,621	1	959	—	(279)	6,074	6,755
Common Stock Repurchased	(467,778)	—	—	—	—	(26,987)	(26,987)
Cash Dividends Paid ($0.90 per share)	—	—	—	—	(40,045)	—	(40,045)
Balance as of June 30, 2014	44,297,228	$573	$527,284	$(16,623)	$1,191,512	$(651,945)	$1,050,801

Balance as of December 31, 2012	44,754,835	$571	$515,619	$29,208	$1,084,477	$(608,210)	$1,021,665
Net Income	—	—	—	—	73,743	—	73,743
Other Comprehensive Loss	—	—	—	(55,934)			(55,934)
Share-Based Compensation	—	—	2,732	—	—	—	2,732
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	379,870	1	453	—	(2,235)	10,294	8,513
Common Stock Repurchased	(490,109)	—	—	—	—	(23,960)	(23,960)
Cash Dividends Paid ($0.90 per share)	—	—	—	—	(40,391)	—	(40,391)
Balance as of June 30, 2013	44,644,596	$572	$518,804	$(26,726)	$1,115,594	$(621,876)	$986,368

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$4.0	$—	0.12%	$5.7	$—	0.23%	$4.5	$—	0.06%
Funds Sold	308.3	0.2	0.22	270.5	0.1	0.20	168.3	0.1	0.18
Investment Securities
Available-for-Sale	2,226.7	12.7	2.28	2,226.4	12.7	2.29	3,212.2	17.4	2.17
Held-to-Maturity	4,756.8	27.8	2.34	4,754.2	28.8	2.42	3,714.3	19.2	2.07
Loans Held for Sale	3.6	—	4.33	4.2	0.1	4.68	22.9	0.2	3.87
Loans and Leases [1]
Commercial and Industrial	950.2	8.1	3.42	923.8	7.8	3.41	855.5	7.8	3.65
Commercial Mortgage	1,302.2	12.7	3.91	1,250.0	12.7	4.12	1,114.8	11.3	4.08
Construction	103.2	1.2	4.48	97.3	1.1	4.43	107.5	1.2	4.61
Commercial Lease Financing	241.2	1.7	2.80	245.8	1.4	2.33	265.2	1.6	2.36
Residential Mortgage	2,323.5	25.4	4.38	2,286.9	24.4	4.27	2,252.1	25.5	4.53
Home Equity	805.9	7.9	3.93	781.8	7.6	3.97	752.9	7.8	4.15
Automobile	280.6	3.7	5.33	263.3	3.5	5.39	225.0	3.1	5.51
Other [2]	267.8	5.1	7.65	255.1	5.0	7.90	208.9	4.3	8.22
Total Loans and Leases	6,274.6	65.8	4.20	6,104.0	63.5	4.19	5,781.9	62.6	4.34
Other	74.1	0.3	1.63	76.8	0.3	1.57	78.6	0.3	1.45
Total Earning Assets [3]	13,648.1	106.8	3.13	13,441.8	105.5	3.16	12,982.7	99.8	3.08
Cash and Noninterest-Bearing Deposits	138.3			142.5			136.8
Other Assets	467.0			449.6			452.8
Total Assets	$14,253.4			$14,033.9			$13,572.3

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,359.2	0.2	0.03	$2,325.8	0.2	0.03	$2,106.0	0.2	0.03
Savings	4,540.3	1.0	0.09	4,515.6	1.0	0.09	4,451.1	1.0	0.09
Time	1,506.5	1.2	0.33	1,373.1	1.2	0.37	1,381.4	1.4	0.42
Total Interest-Bearing Deposits	8,406.0	2.4	0.11	8,214.5	2.4	0.12	7,938.5	2.6	0.13
Short-Term Borrowings	9.3	—	0.14	10.0	—	0.14	29.4	—	0.12
Securities Sold Under Agreements to Repurchase	789.9	6.5	3.24	794.4	6.4	3.22	800.1	6.7	3.34
Long-Term Debt	175.3	0.6	1.49	174.7	0.6	1.44	177.3	0.7	1.52
Total Interest-Bearing Liabilities	9,380.5	9.5	0.40	9,193.6	9.4	0.41	8,945.3	10.0	0.44
Net Interest Income		$97.3			$96.1			$89.8
Interest Rate Spread			2.73%			2.75%			2.64%
Net Interest Margin			2.86%			2.87%			2.77%
Noninterest-Bearing Demand Deposits	3,624.0			3,600.0			3,306.1
Other Liabilities	200.5			206.9			286.5
Shareholders' Equity	1,048.4			1,033.4			1,034.4
Total Liabilities and Shareholders' Equity	$14,253.4			$14,033.9			$13,572.3

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,874,000, $2,824,000, and $2,490,000 for the three months ended
June 30, 2014, March 31, 2014, and June 30, 2013, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$4.8	$—	0.18%	$4.2	$—	0.18%
Funds Sold	289.5	0.3	0.21	162.4	0.1	0.16
Investment Securities
Available-for-Sale	2,226.5	25.4	2.28	3,266.9	35.6	2.18
Held-to-Maturity	4,755.5	56.5	2.38	3,646.6	39.1	2.14
Loans Held for Sale	3.9	0.1	4.52	20.6	0.4	3.90
Loans and Leases [1]
Commercial and Industrial	937.1	15.9	3.42	839.3	15.4	3.70
Commercial Mortgage	1,276.2	25.4	4.01	1,104.1	22.4	4.09
Construction	100.3	2.2	4.45	111.5	2.7	4.83
Commercial Lease Financing	243.5	3.1	2.56	268.9	3.2	2.38
Residential Mortgage	2,305.3	49.8	4.32	2,281.7	51.5	4.51
Home Equity	793.9	15.6	3.95	760.4	15.7	4.15
Automobile	272.0	7.2	5.36	219.5	6.0	5.56
Other [2]	261.5	10.1	7.77	207.2	8.5	8.28
Total Loans and Leases	6,189.8	129.3	4.20	5,792.6	125.4	4.35
Other	75.5	0.6	1.60	78.8	0.5	1.44
Total Earning Assets [3]	13,545.5	212.2	3.14	12,972.1	201.1	3.11
Cash and Noninterest-Bearing Deposits	140.4			139.4
Other Assets	458.4			453.4
Total Assets	$14,144.3			$13,564.9

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,342.6	0.4	0.03	$2,083.4	0.3	0.03
Savings	4,528.0	1.9	0.09	4,429.9	1.9	0.09
Time	1,440.2	2.5	0.35	1,446.8	3.0	0.42
Total Interest-Bearing Deposits	8,310.8	4.8	0.12	7,960.1	5.2	0.13
Short-Term Borrowings	9.6	—	0.14	43.7	—	0.14
Securities Sold Under Agreements to Repurchase	792.2	12.8	3.23	778.2	13.8	3.52
Long-Term Debt	175.0	1.3	1.46	167.3	1.3	1.57
Total Interest-Bearing Liabilities	9,287.6	18.9	0.41	8,949.3	20.3	0.45
Net Interest Income		$193.3			$180.8
Interest Rate Spread			2.73%			2.66%
Net Interest Margin			2.87%			2.80%
Noninterest-Bearing Demand Deposits	3,612.1			3,305.8
Other Liabilities	203.6			275.2
Shareholders' Equity	1,041.0			1,034.6
Total Liabilities and Shareholders' Equity	$14,144.3			$13,564.9

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $5,698,000 and $4,901,000 for the six months ended June 30, 2014 and 2013, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended June 30, 2014
	Compared to March 31, 2014
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$—	$0.1
Investment Securities
Held-to-Maturity	—	(1.0)	(1.0)
Loans Held for Sale	(0.1)	—	(0.1)
Loans and Leases
Commercial and Industrial	0.3	—	0.3
Commercial Mortgage	0.6	(0.6)	—
Construction	0.1	—	0.1
Commercial Lease Financing	—	0.3	0.3
Residential Mortgage	0.4	0.6	1.0
Home Equity	0.4	(0.1)	0.3
Automobile	0.2	—	0.2
Other [2]	0.2	(0.1)	0.1
Total Loans and Leases	2.2	0.1	2.3
Total Change in Interest Income	2.2	(0.9)	1.3

Change in Interest Expense:
Interest-Bearing Deposits
Time	0.1	(0.1)	—
Total Interest-Bearing Deposits	0.1	(0.1)	—
Securities Sold Under Agreements to Repurchase	—	0.1	0.1
Total Change in Interest Expense	0.1	—	0.1

Change in Net Interest Income	$2.1	$(0.9)	$1.2

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended June 30, 2014
	Compared to June 30, 2013
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$—	$0.1
Investment Securities
Available-for-Sale	(5.6)	0.9	(4.7)
Held-to-Maturity	5.9	2.7	8.6
Loans Held for Sale	(0.2)	—	(0.2)
Loans and Leases
Commercial and Industrial	0.8	(0.5)	0.3
Commercial Mortgage	1.9	(0.5)	1.4
Commercial Lease Financing	(0.2)	0.3	0.1
Residential Mortgage	0.8	(0.9)	(0.1)
Home Equity	0.5	(0.4)	0.1
Automobile	0.7	(0.1)	0.6
Other [2]	1.1	(0.3)	0.8
Total Loans and Leases	5.6	(2.4)	3.2
Total Change in Interest Income	5.8	1.2	7.0

Change in Interest Expense:
Interest-Bearing Deposits
Time	0.1	(0.3)	(0.2)
Total Interest-Bearing Deposits	0.1	(0.3)	(0.2)
Securities Sold Under Agreements to Repurchase	—	(0.2)	(0.2)
Long-Term Debt	(0.1)	—	(0.1)
Total Change in Interest Expense	—	(0.5)	(0.5)

Change in Net Interest Income	$5.8	$1.7	$7.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Six Months Ended June 30, 2014
	Compared to June 30, 2013
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$0.1	$0.2
Investment Securities
Available-for-Sale	(11.8)	1.6	(10.2)
Held-to-Maturity	12.8	4.6	17.4
Loans Held for Sale	(0.4)	0.1	(0.3)
Loans and Leases
Commercial and Industrial	1.7	(1.2)	0.5
Commercial Mortgage	3.4	(0.4)	3.0
Construction	(0.2)	(0.3)	(0.5)
Commercial Lease Financing	(0.3)	0.2	(0.1)
Residential Mortgage	0.5	(2.2)	(1.7)
Home Equity	0.7	(0.8)	(0.1)
Automobile	1.4	(0.2)	1.2
Other [2]	2.1	(0.5)	1.6
Total Loans and Leases	9.3	(5.4)	3.9
Other	—	0.1	0.1
Total Change in Interest Income	10.0	1.1	11.1

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	—	0.1
Savings	0.1	(0.1)	—
Time	(0.1)	(0.4)	(0.5)
Total Interest-Bearing Deposits	0.1	(0.5)	(0.4)
Securities Sold Under Agreements to Repurchase	0.1	(1.1)	(1.0)
Long-Term Debt	0.1	(0.1)	—
Total Change in Interest Expense	0.3	(1.7)	(1.4)

Change in Net Interest Income	$9.7	$2.8	$12.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2014	2014	2013	2014	2013
Salaries	$28,544	$27,914	$28,690	$56,458	$57,768
Incentive Compensation	4,359	4,231	3,861	8,590	7,645
Share-Based Compensation	2,271	1,969	1,305	4,240	2,441
Commission Expense	1,106	1,059	1,983	2,165	3,764
Retirement and Other Benefits	3,811	4,986	3,594	8,797	7,962
Payroll Taxes	2,179	3,568	2,576	5,747	6,816
Medical, Dental, and Life Insurance	2,724	2,621	2,468	5,345	5,281
Separation Expense	87	549	864	636	2,339
Total Salaries and Benefits	$45,081	$46,897	$45,341	$91,978	$94,016

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2014	2014	2013	2013	2013
Commercial
Commercial and Industrial	$988,940	$955,599	$911,367	$895,040	$875,702
Commercial Mortgage	1,345,549	1,284,181	1,247,510	1,203,670	1,160,977
Construction	121,434	91,452	107,349	124,230	107,016
Lease Financing	237,585	240,931	262,207	255,550	257,067
Total Commercial	2,693,508	2,572,163	2,528,433	2,478,490	2,400,762
Consumer
Residential Mortgage	2,355,085	2,305,153	2,282,894	2,282,305	2,252,117
Home Equity	811,180	797,341	773,385	765,841	751,790
Automobile	287,794	273,553	255,986	246,704	233,475
Other [1]	278,786	261,647	254,689	233,302	221,008
Total Consumer	3,732,845	3,637,694	3,566,954	3,528,152	3,458,390
Total Loans and Leases	$6,426,353	$6,209,857	$6,095,387	$6,006,642	$5,859,152

Higher Risk Loans and Leases Outstanding
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2014	2014	2013	2013	2013
Residential Land Loans [2]	$10,016	$11,086	$11,922	$13,635	$13,708
Home Equity Loans [3]	11,307	11,846	12,594	12,588	13,578
Air Transportation Leases [4]	24,917	24,969	26,152	26,492	26,436
Total Higher Risk Loans and Leases	$46,240	$47,901	$50,668	$52,715	$53,722

[1] Comprised of other revolving credit, installment, and lease financing.
2 We consider all of our residential land loans, which are consumer loans secured by unimproved lots, to be of higher risk due to the volatility in the value of the underlying collateral.
[3] Higher risk home equity loans are defined as those loans originated in 2005 or later, with current monitoring credit scores below 600, and with original loan-to-value ratios greater than 70%.
4 We consider all of our air transportation leases to be of higher risk due to the weak financial profile of the industry.

Deposits
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2014	2014	2013	2013	2013
Consumer	$5,938,123	$5,960,485	$5,829,352	$5,707,125	$5,626,515
Commercial	5,207,026	4,742,308	4,814,076	4,680,370	4,537,120
Public and Other	1,524,885	1,341,680	1,271,228	1,220,639	1,285,563
Total Deposits	$12,670,034	$12,044,473	$11,914,656	$11,608,134	$11,449,198

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2014	2014	2013	2013	2013
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$10,437	$11,239	$11,929	$5,295	$4,909
Commercial Mortgage	1,403	1,421	2,512	2,355	2,772
Lease Financing	—	—	—	—	16
Total Commercial	11,840	12,660	14,441	7,650	7,697
Consumer
Residential Mortgage	15,818	19,003	20,264	20,637	22,876
Home Equity	2,787	1,935	1,740	2,509	2,602
Total Consumer	18,605	20,938	22,004	23,146	25,478
Total Non-Accrual Loans and Leases	30,445	33,598	36,445	30,796	33,175
Foreclosed Real Estate	3,944	3,450	3,205	3,036	3,256
Total Non-Performing Assets	$34,389	$37,048	$39,650	$33,832	$36,431

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$150	$1,173	$8	$—
Total Commercial	—	150	1,173	8	—
Consumer
Residential Mortgage	6,082	5,729	4,564	7,460	6,876
Home Equity	2,505	2,845	3,009	2,896	2,768
Automobile	236	346	322	193	95
Other [1]	844	644	790	841	855
Total Consumer	9,667	9,564	8,685	11,390	10,594
Total Accruing Loans and Leases Past Due 90 Days or More	$9,667	$9,714	$9,858	$11,398	$10,594
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$43,625	$44,473	$51,123	$39,845	$39,154
Total Loans and Leases	$6,426,353	$6,209,857	$6,095,387	$6,006,642	$5,859,152

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.47%	0.54%	0.60%	0.51%	0.57%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.53%	0.60%	0.65%	0.56%	0.62%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.48%	0.53%	0.61%	0.35%	0.37%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.57%	0.64%	0.68%	0.71%	0.80%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.69%	0.75%	0.81%	0.75%	0.80%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$37,048	$39,650	$33,832	$36,431	$38,374
Additions	2,798	2,491	13,040	3,395	2,647
Reductions
Payments	(2,753)	(1,855)	(932)	(2,954)	(1,306)
Return to Accrual Status	(904)	(1,864)	(2,308)	(1,166)	(1,978)
Sales of Foreclosed Real Estate	(1,782)	(737)	(1,431)	(1,498)	(1,257)
Charge-offs/Write-downs	(18)	(637)	(2,551)	(376)	(49)
Total Reductions	(5,457)	(5,093)	(7,222)	(5,994)	(4,590)
Balance at End of Quarter	$34,389	$37,048	$39,650	$33,832	$36,431

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollars in thousands)	2014	2014	2013	2014	2013
Balance at Beginning of Period	$120,136	$121,521	$132,297	$121,521	$134,276
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(749)	(819)	(266)	(1,568)	(648)
Lease Financing	(66)	—	—	(66)	—
Consumer
Residential Mortgage	(323)	(329)	(188)	(652)	(1,423)
Home Equity	(553)	(351)	(2,016)	(904)	(3,393)
Automobile	(711)	(917)	(429)	(1,628)	(1,004)
Other [1]	(1,595)	(1,622)	(1,805)	(3,217)	(3,535)
Total Loans and Leases Charged-Off	(3,997)	(4,038)	(4,704)	(8,035)	(10,003)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	2,132	920	437	3,052	875
Commercial Mortgage	15	14	14	29	24
Construction	8	5	8	13	346
Lease Financing	1	2	11	3	22
Consumer
Residential Mortgage	2,335	272	634	2,607	1,422
Home Equity	351	551	335	902	1,083
Automobile	343	445	456	788	917
Other [1]	723	501	506	1,224	1,032
Total Recoveries on Loans and Leases Previously Charged-Off	5,908	2,710	2,401	8,618	5,721
Net Loans and Leases Recovered (Charged-Off)	1,911	(1,328)	(2,303)	583	(4,282)
Provision for Credit Losses	(2,199)	—	—	(2,199)	—
Provision for Unfunded Commitments	(123)	(57)	500	(180)	500
Balance at End of Period [2]	$119,725	$120,136	$130,494	$119,725	$130,494

Components
Allowance for Loan and Lease Losses	$113,838	$114,126	$124,575	$113,838	$124,575
Reserve for Unfunded Commitments	5,887	6,010	5,919	5,887	5,919
Total Reserve for Credit Losses	$119,725	$120,136	$130,494	$119,725	$130,494

Average Loans and Leases Outstanding	$6,274,595	$6,104,041	$5,781,898	$6,189,789	$5,792,641

Ratio of Net Loans and Leases Charged-Off (Recovered) to
Average Loans and Leases Outstanding (annualized)	-0.12%	0.09%	0.16%	-0.02%	0.15%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.77%	1.84%	2.13%	1.77%	2.13%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the
Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended June 30, 2014
Net Interest Income	$45,345	$28,012	$2,638	$18,417	$94,412
Provision for Credit Losses	(414)	(1,269)	(226)	(290)	(2,199)
Net Interest Income After Provision for Credit Losses	45,759	29,281	2,864	18,707	96,611
Noninterest Income	20,133	5,443	14,404	4,501	44,481
Noninterest Expense	(49,028)	(16,258)	(13,165)	(2,631)	(81,082)
Income Before Provision for Income Taxes	16,864	18,466	4,103	20,577	60,010
Provision for Income Taxes	(6,193)	(6,389)	(1,518)	(4,420)	(18,520)
Net Income	$10,671	$12,077	$2,585	$16,157	$41,490
Total Assets as of June 30, 2014	$3,798,785	$2,595,573	$194,220	$8,255,927	$14,844,505

Three Months Ended June 30, 2013 [1]
Net Interest Income	$40,334	$23,874	$2,594	$20,538	$87,340
Provision for Credit Losses	2,534	(205)	(12)	(2,317)	—
Net Interest Income After Provision for Credit Losses	37,800	24,079	2,606	22,855	87,340
Noninterest Income	22,977	7,011	15,288	2,765	48,041
Noninterest Expense	(49,831)	(15,698)	(13,181)	(2,471)	(81,181)
Income Before Provision for Income Taxes	10,946	15,392	4,713	23,149	54,200
Provision for Income Taxes	(4,050)	(5,268)	(1,744)	(5,375)	(16,437)
Net Income	$6,896	$10,124	$2,969	$17,774	$37,763
Total Assets as of June 30, 2013 [1]	$3,567,718	$2,275,763	$188,871	$7,701,066	$13,733,418

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Six Months Ended June 30, 2014
Net Interest Income	$87,913	$54,783	$5,219	$39,730	$187,645
Provision for Credit Losses	1,042	(1,329)	(294)	(1,618)	(2,199)
Net Interest Income After Provision for Credit Losses	86,871	56,112	5,513	41,348	189,844
Noninterest Income	39,625	11,531	28,747	9,346	89,249
Noninterest Expense	(98,774)	(33,025)	(27,400)	(5,430)	(164,629)
Income Before Provision for Income Taxes	27,722	34,618	6,860	45,264	114,464
Provision for Income Taxes	(10,210)	(11,903)	(2,538)	(9,731)	(34,382)
Net Income	$17,512	$22,715	$4,322	$35,533	$80,082
Total Assets as of June 30, 2014	$3,798,785	$2,595,573	$194,220	$8,255,927	$14,844,505

Six Months Ended June 30, 2013 [1]
Net Interest Income	$81,039	$48,856	$5,365	$40,640	$175,900
Provision for Credit Losses	5,146	(810)	(34)	(4,302)	—
Net Interest Income After Provision for Credit Losses	75,893	49,666	5,399	44,942	175,900
Noninterest Income	45,901	13,971	30,098	5,849	95,819
Noninterest Expense	(100,689)	(32,210)	(27,364)	(5,305)	(165,568)
Income Before Provision for Income Taxes	21,105	31,427	8,133	45,486	106,151
Provision for Income Taxes	(7,809)	(10,746)	(3,009)	(10,844)	(32,408)
Net Income	$13,296	$20,681	$5,124	$34,642	$73,743
Total Assets as of June 30, 2013 [1]	$3,567,718	$2,275,763	$188,871	$7,701,066	$13,733,418

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except per share amounts)	2014	2014	2013	2013	2013
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$65,818	$63,526	$63,809	$63,918	$62,729
Income on Investment Securities
Available-for-Sale	10,697	10,760	10,608	12,038	15,073
Held-to-Maturity	26,938	27,889	26,882	24,137	19,189
Deposits	1	3	3	3	1
Funds Sold	168	137	105	177	74
Other	302	302	302	301	285
Total Interest Income	103,924	102,617	101,709	100,574	97,351
Interest Expense
Deposits	2,393	2,358	2,418	2,500	2,579
Securities Sold Under Agreements to Repurchase	6,465	6,397	6,530	6,551	6,751
Funds Purchased	4	3	8	4	10
Short-Term Borrowings	—	—	2	—	—
Long-Term Debt	650	626	631	632	671
Total Interest Expense	9,512	9,384	9,589	9,687	10,011
Net Interest Income	94,412	93,233	92,120	90,887	87,340
Provision for Credit Losses	(2,199)	—	—	—	—
Net Interest Income After Provision for Credit Losses	96,611	93,233	92,120	90,887	87,340
Noninterest Income
Trust and Asset Management	12,005	11,852	12,240	11,717	12,089
Mortgage Banking	1,804	2,005	2,823	4,132	5,820
Service Charges on Deposit Accounts	8,638	8,878	9,326	9,385	9,112
Fees, Exchange, and Other Service Charges	13,370	12,939	12,670	12,732	13,133
Investment Securities Gains, Net	2,079	2,160	—	—	—
Insurance	1,930	2,123	2,295	2,177	2,393
Bank-Owned Life Insurance	1,519	1,602	1,895	1,365	1,335
Other	3,136	3,209	4,029	3,618	4,159
Total Noninterest Income	44,481	44,768	45,278	45,126	48,041
Noninterest Expense
Salaries and Benefits	45,081	46,897	43,643	46,552	45,341
Net Occupancy	9,254	9,417	9,602	9,847	9,661
Net Equipment	4,669	4,603	4,837	4,572	4,380
Data Processing	3,842	3,649	3,827	3,697	3,050
Professional Fees	2,613	2,260	2,669	2,119	2,391
FDIC Insurance	2,055	2,076	1,954	1,913	1,949
Other	13,568	14,645	15,892	14,277	14,409
Total Noninterest Expense	81,082	83,547	82,424	82,977	81,181
Income Before Provision for Income Taxes	60,010	54,454	54,974	53,036	54,200
Provision for Income Taxes	18,520	15,862	15,919	15,332	16,437
Net Income	$41,490	$38,592	$39,055	$37,704	$37,763

Basic Earnings Per Share	$0.94	$0.87	$0.88	$0.85	$0.85
Diluted Earnings Per Share	$0.94	$0.87	$0.88	$0.85	$0.85

Balance Sheet Totals
Loans and Leases	$6,426,353	$6,209,857	$6,095,387	$6,006,642	$5,859,152
Total Assets	14,844,505	14,263,118	14,084,280	13,848,871	13,733,418
Total Deposits	12,670,034	12,044,473	11,914,656	11,608,134	11,449,198
Total Shareholders' Equity	1,050,801	1,028,904	1,011,976	992,686	986,368

Performance Ratios
Return on Average Assets	1.17%	1.12%	1.12%	1.09%	1.12%
Return on Average Shareholders' Equity	15.87	15.15	15.36	15.02	14.64
Efficiency Ratio [1]	58.38	60.54	59.99	61.01	59.96
Net Interest Margin [2]	2.86	2.87	2.85	2.83	2.77

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Five Months Ended		Year Ended
($ in millions; jobs in thousands)	May 31, 2014		December 31, 2013		December 31, 2012
Hawaii Economic Trends
State General Fund Revenues [1]	$2,340.8	(1.0)%	$5,451.3	3.7%	$5,259.1	12.8%
General Excise and Use Tax Revenue [1]	$1,281.6	(0.1)%	$2,907.6	2.2%	$2,844.7	9.9%
Jobs [2]	632.5		623.1		619.3

				June 30,	December 31,
(spot rates)				2014	2013	2012
Unemployment [3]
Statewide, seasonally adjusted				4.4%	4.7%	5.1%

Oahu				4.5	3.8	4.2
Island of Hawaii				6.6	5.9	6.9
Maui				5.1	4.7	5.2
Kauai				5.4	5.2	6.1

				June 30,	December 31,
(percentage change, except months of inventory)				2014	2013	2012
Housing Trends (Single Family Oahu) [4]
Median Home Price				7.1%	4.8%	7.8%
Home Sales Volume (units)				(0.2)%	4.6%	6.5%
Months of Inventory				2.8	2.7	2.5

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]

May 31, 2014				649.1		1.8
April 30, 2014				662.6		(0.7)
March 31, 2014				728.8		(5.2)
February 28, 2014				646.8		(4.3)
January 31, 2014				682.6		0.1
December 31, 2013				722.4		(1.9)
November 30, 2013				620.1		(5.5)
October 31, 2013				636.2		(1.6)
September 30, 2013				594.2		(1.0)
August 31, 2013				748.8		2.5
July 31, 2013				758.0		4.6
June 30, 2013				716.6		5.5
May 31, 2013				637.5		2.4
April 30, 2013				667.0		3.1
March 31, 2013				769.1		7.6
February 28, 2013				675.5		7.8
January 31, 2013				681.9		5.9
December 31, 2012				733.7		6.3
November 30, 2012				651.2		14.5
October 31, 2012				640.7		8.6
September 30, 2012				595.0		6.1
August 31, 2012				725.6		11.0
July 31, 2012				720.4		7.8
June 30, 2012				677.2		11.5
May 31, 2012				622.9		12.5

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.